EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-04711) pertaining to The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan of our report dated March 24, 2003, with respect to the financial statements and schedules of The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan included in this Annual Report
(Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 24, 2003